                                                                      EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

The Midland Company:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited condensed interim financial information of The Midland Company and subsidiaries for the periods ended March 31, 2004 and 2003, as indicated in our report dated May 3, 2004; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, is incorporated by reference in Registration Statements No. 33-64821 and 333-109867 on Form S-3 and Nos. 33-48511, 333-40560 and 333-101390 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Deloitte & Touche LLP
Cincinnati, Ohio

May 3, 2004